SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (“Agreement”) is made and entered into as of July 5, 2007 between JMAR Technologies, Inc., a Delaware corporation (the “Company”), and Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”).

R E C I T A L S

WHEREAS, Laurus currently owns shares of the Company’s Series G and I Cumulative Convertible Preferred Stock (as each may be amended, modified or supplemented from time to time, collectively, the “Preferred Stock”);

WHEREAS, the Company desires to sell up to an aggregate of 3,500 shares of its Series J Cumulative Convertible Preferred Stock to Laurus pursuant to a private placement exemption under Section 4(2) of the Securities Act of 1933, as amended, for an aggregate purchase price of up to $3,500,000 to be funded in increments upon each respective purchase of Series J Preferred Stock (below) , and Laurus desires to purchase (such purchases being subject and made at the sole discretion of Laurus) such shares of Series J Preferred Stock on the terms and conditions set forth in this Agreement; and

WHEREAS, the parties also desire to make certain amendments to the terms of the remaining shares of Preferred Stock held by Laurus.

NOW, THEREFORE, in consideration of the representations and warranties contained herein, the sufficiency of which is hereby acknowledge, the parties hereby agree as follows:

A G R E E M E N T

1.	SERIES J PREFERRED STOCK.

1.1 Authorization. As of the initial Closing (as defined below), the Company will have designated and authorized the issuance, pursuant to the terms and conditions of this Agreement, of an aggregate of 3,500 shares of the Company’s Series J Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Series J Preferred Stock”), with a stated value of $1,000 per share (the “Stated Value”) and having the rights, preferences, privileges and restrictions set forth in the “Certificate to Set Forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series J Convertible Preferred Stock, $.01 Par Value Per Share,” of the Company attached to this Agreement as Exhibit A (the “Certificate of Designations”).

1.2 Purchase Price; Funding. Laurus agrees to purchase, in such amounts and at such times as it may determine in its sole discretion (each such purchase, a “Funding”), up to an aggregate amount of 3,500 shares of Series J Preferred Stock for $1,000 per share . The amount of Series J Preferred Stock purchased by Laurus at any one Funding shall be determined at the sole discretion of Laurus.

1.3. Amendment to Existing Preferred Stock. Contemporaneous with each Funding, the then applicable conversion price of an amount of Stated Value of the existing Preferred Stock held by Laurus shall be automatically and without further action by any party hereto adjusted to the five (5) day Volume-Weighted Average Price (“VWAP”) of the common stock of the Company for the five-trading day period immediately prior to such Funding, in such amount as will be equal to 200% of the dollar amount actually paid by Laurus to the Company pursuant to the applicable Funding; provided, however, no adjustment shall be made if the actual conversion price then in effect is less than the applicable VWAP.

1.4. Forced Conversion. In the event the closing bid price of the Company’s common stock equals or exceeds $0.50 per share for ten consecutive trading days and trades over 100,000 shares per each such trading day, the Company shall have the right, but not the obligation, upon five (5) business days prior written notice, to force the conversion of then outstanding Series J Preferred Stock then held by Laurus, in whole or in part, into shares of the Company’s common stock at a conversion price of $0.50 per share; provided, however, that the amount of Series J Preferred Stock subject to such forced conversion shall not be greater than 25% of the average trading volume of the common stock for the ten trading days immediately prior to such forced conversion.

1.5 Limits on Conversion. Notwithstanding anything contained herein to the contrary, Laurus’ ability to convert shares of Series J Preferred Stock or existing Preferred Stock and the Company’s right to force the conversion of the Series J Preferred Stock held by Laurus shall be limited so that Laurus will not beneficially own more than 9.99% of the Company’s Common Stock after given effect to such conversion(s).

1.6 Restrictive Legend. The parties hereby acknowledge that the shares of Series J Preferred Stock and Common Stock issued upon the conversion thereof will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and are to be issued by the Company upon reliance of the exemption from registration provided by Section 4(2) promulgated by the Securities Act and that the certificates evidencing the shares of Series J Preferred Stock and Common Stock issued upon the conversion thereof will bear customary restrictive legends to such effect.

1.7 Registration. The Company hereby covenants that it will cause to be prepared and filed a registration statement on Form S-1, or other appropriate form (the “Registration Statement”), with the Securities and Exchange Commission (the “SEC”) with respect to the shares of Common Stock issued or issuable upon the conversion of the Series J Preferred Stock held by Laurus within sixty (60) days following an aggregate investment equal to $1 million paid by Laurus to the Company for the purchase of Series J Preferred Stock, , and will exert its best efforts to have the Registration Statement declared effective by the SEC within 120 days following the filing thereof. The Company covenants that will maintain the effectiveness of the Registration Statement, or a subsequent registration statement, until such time as all of the shares of Common Stock issued or issuable upon the conversion of the Series J Preferred Stock are able to be sold under Rule 144(k) promulgated under the Securities Act. Penalties will accrue daily at 1% per month (prorated for the month in which the Registration Statement is declared effective, as the case may be, by multiplying the penalty percentage by a fraction, the numerator of which is the number of days elapsed in the month prior to the date on which the Registration Statement is filed or declared effective, as the case may be, and the denominator of which is the number of days in the months) for a maximum of eight (8) months for failure to timely file the Registration Statement or have it declared effective, or maintain its effectiveness when necessary. The liquidated damages will be payable in cash unless Laurus agrees to accept payment of such liquidated damages in the Company’s common stock.

2.	ESCROW AGENT; CLOSING.

2.1 Escrow Account. Contemporaneously with the execution and delivery of this Purchase Agreement, the Company and Laurus will execute an escrow agreement with Loeb & Loeb, LLP with law offices located in New York, NY (the “Escrow Agreement”) appointing it as escrow agent (“Escrow Agent”); and Laurus will immediately deposit or wire the full Purchase Price with the Escrow Agent to be place in a separate escrow account pursuant to the terms and conditions of the Escrow Agreement.

2.2 Place and Time. Subject to the terms and conditions herein, the closing date of the each Funding contemplated hereby (the “Closing”) shall take place on the date hereof or at such other time or place as the Company and Laurus may mutually agree (each such date is hereinafter referred to as a “Closing Date”).

2.3 Placement Agent. The parties hereby acknowledge that Midtown Partners & Co., LLC has acted as the sole placement agent of the securities contemplated hereunder.

2.4 Fees/Costs. The legal costs and fees relating to transaction contemplated by this Agreement are not to exceed $5,000 and will be paid in full at the initial Closing from the gross proceeds. Furthermore, the parties agree a closing payment equal to 3.5% of gross proceeds of each Funding shall be payable to Laurus Capital Management, LLC at each Closing.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to Laurus as follows:

3.1 Organization, Good Standing and Qualification. The Company has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of Delaware. The Company has the corporate power and authority to enter into and perform this Agreement, to own and operate its properties and assets, and to carry on its business as currently conducted and as presently proposed to be conducted.

3.2 Due Authorization. All corporate action on the part of the Company necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement, the authorization, issuance, reservation for issuance and delivery of all of the shares of Series J Preferred Stock being issued under this Agreement has been taken, and this Agreement constitutes, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

3.3 Valid Issuance of Stock. The Series J Preferred Stock, when issued and paid for as provided in this Agreement will be duly authorized and validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Series J Preferred Stock have been duly and validly reserved for issuance upon conversion thereof and, when issued upon such conversion in accordance with the Certificate of Designations will be duly authorized and validly issued, fully paid and nonassessable.

4.	REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF LAURUS.

Laurus hereby represents and warrants to, and agrees with, the Company as follows:

4.1 Authorization. This Agreement constitutes Laurus’ valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Laurus represents that it has full power and authority to enter into this Agreement.

4.2 Purchase for Own Account. The Series J Preferred Stock to be issued to Laurus hereunder will be acquired for investment for Laurus’ own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act (other sales than pursuant to an effective registration statement under the Securities Act or sales pursuant to Rule 144(k) promulgated thereunder).

4.3 Disclosure of Information. Laurus has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the securities to be received by Laurus under this Agreement. Laurus further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Laurus or to which Laurus had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3 of this Agreement.

4.4 Accredited Investor Status. Laurus is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

5.	CONDITIONS TO LAURUS’ OBLIGATIONS AT CLOSING.

The obligations of Laurus under this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 3 of this Agreement shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

6.	CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING.

The obligations of the Company under this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

6.1 Representations and Warranties. The representations and warranties of Laurus contained in Section 4 of this Agreement shall be true and correct on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

6.2 Performance. Laurus shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein

7.	GENERAL PROVISIONS.

7.1 Survival of Warranties. The representations, warranties and covenants of the Company and Laurus contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closings and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Laurus or the Company, as the case may be.

7.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

7.3 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York, without reference to principles of conflict of laws or choice of laws.

7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.5 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

7.6 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Laurus at the address set forth on the signature page hereto for, with a copy in the case of Laurus to John E. Tucker Esq., 825 Third Avenue, New York, NY 10022, facsimile number (212) 541-4434, or at such other address as the Company or Laurus may designate by ten days advance written notice to the other parties hereto.

7.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Laurus.

7.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

7.9 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

7.10 Further Assurances. From and after the date of this Agreement, upon the request of Laurus or the Company, the Company and Laurus shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date set forth in the first paragraph hereof.

JMAR Technologies, Inc. By: /s/ C. Neil Beer Name: Dr. C. Neil Beer Title: Chief Executive Officer Address: 10905 Technology Place San Diego, California 92127	Laurus Master Fund, Ltd.
By: /s/ Eugene Grin
Name: Eugene Grin, Director
Address: LAURUS MASTER FUND, LTD.
c/o Ironshore Corporate Services Ltd.
P.O. Box 1234 G.T., Queensgate House, South Church Street
Grand Cayman, Cayman Islands